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                                                                    EXHIBIT 10.1

                               January 30, 1998


DATA RACE, Inc.
12400 Network Boulevard
San Antonio, Texas 78249-3341

Attention: Gregory T. Skalla

      RE: SERIES C CONVERTIBLE PARTICIPATING PREFERRED STOCK AND WARRANTS
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Dear Mr. Skalla:

        We refer to the Securities Purchase Agreement, dated November 7, 1997 (the "Purchase Agreement"), by and among DATA RACE, Inc. (the "Company") and the buyers named therein (the "Buyers") relating to the sale by the Company of shares of Series C Convertible Participating Preferred Stock (the "Preferred Stock") and the related warrants (the "Warrants") of the Company to the Buyers. Pursuant to the terms of the Purchase Agreement, on November 12, 1997 the Company sold 5,000 shares of Preferred Stock and 139,861 Warrants to the Buyers. Subject to the terms and conditions set forth in the Purchase Agreement, the Company will sell an aggregate of an additional 3,000 shares of Preferred Stock (the "Additional Preferred Shares") and the related Warrants to the Buyers.

        The Company and the Buyers have agreed to the following changes to the Purchase Agreement:

        1. Section 1(c) of the Purchase Agreement is amended to define the "Additional Closing Date" as "April 15, 1998 (or such later date as is mutually agreed to by the Company and the Buyers)" rather than the Additional Closing Date currently set forth in Section 1(c) of the Purchase Agreement. Each of the Buyers acknowledges it has received the Additional Share Notice.

        2. Section 7(b)(iii) is amended and restated in its entirety as follows:

            (A) The representations and warranties of the Company shall be true and correct as of the date when made and as of January 30, 1998 as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company (including, without limitation, those set forth in Section 1(c) of this Agreement) at or prior to the Additional Closing as if the Additional Closing had occurred on January 30, 1998. Such Buyer shall have received a certificate, executed by the Chief Financial Officer of the Company, dated as of the Additional Closing Date, to the foregoing effect and an update as of January 30, 1998 regarding the representation contained in Section 3(c) above (including an updated Schedule 3(c)).

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          (B)  The representations and warranties of the Company set forth in paragraphs (a), (b), (c), (d), (f), (i), (k), (l), (w) and (x) of
          Section 3 of this Agreement shall be true and correct as of the Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company (subject to Section 7(b)(xi) of this Agreement) at or prior to the Additional Closing Date. Such Buyer shall have received a certificate, executed by the Chief Financial Officer of the Company, dated as of the Additional Closing Date, to the foregoing effect and an update as of the Additional Closing Date regarding the representation contained in Section 3(c) above (including an updated Schedule 3(c)).

          (C) The following representations and warranties of the Company shall be true and correct as of November 7, 1997 and as of the Additional Closing Date as though made at that time and such Buyer shall have received a certificate, executed by the Chief Financial Officer of the Company, dated as of the Additional Closing Date, to the foregoing effect:

               (I)  No Conflicts.  Except as disclosed in Schedule 3(e), the
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               execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Statement of Designations and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation, any Statement of Designations, Preferences and Rights of any outstanding series of Preferred Stock of the Company or the By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Except as disclosed in Schedule 3(e), neither the Company nor its
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               subsidiaries is in violation of any term of or in default under the Articles of Incorporation, any Statement of Designations, Preferences and Rights of any outstanding series of Preferred Stock or the By-laws or their organizational charter or by-laws, respectively, except for possible defaults or violations that would not individually or in the aggregate have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, regulation of any governmental entity, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any


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               court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or to perform its obligations under the Statement of Designations, in each case in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents,
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               authorizations, orders, filings and registrations which the
               Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.
               The Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

               (II) Absence of Certain Changes. The Company has not taken any
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               steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

     3. Section 7(b)(viii) is amended and restated in its entirety as follows (and to such extent Section 5 of the Purchase Agreement shall be qualified):

          The Irrevocable Transfer Agent Instructions, in the form of Exhibit D
                                                                      ---------
          attached hereto, shall have been delivered by the Company to the Company's transfer agent and the Company shall have used, and will continue to use, its best efforts to have the Irrevocable Transfer Agent Instructions acknowledged in writing by the Company's transfer agent.

     4. Section 7(b)(xi) of the Purchase Agreement is amended and restated in its entirety as follows (and to such extent Section 1(c) of the Purchase Agreement shall be qualified):

          (A) The conditions of Section 1(c) of this Agreement shall have been satisfied as of January 30, 1998.

          (B) The conditions of Section 1(c) of this Agreement shall have been satisfied as of the Additional Closing Date, except that the conditions set forth in clauses (ii), (iv) and (v) of Section 1(c) of this Agreement are not required to be satisfied as the Additional Closing Date.

          (C) During the period beginning on November 7, 1997 and ending on and including the Additional Closing Date, there shall not have occurred
          (I) the consummation of a Major Corporate Event (as defined in Section 2(f) of the Statement of Designations) or (II) a Triggering Event (as defined in Section 3(d) of the Statement of Designations).

     5. Section 4(b) and Section 7(b)(xii) of the Purchase Agreement are deleted in their entirety.

     In addition, in the process of reviewing the form of Warrant attached to the Purchase Agreement and to be issued at the Additional Closing Date we noted that the vesting provisions


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thereof should be clarified.  Accordingly, the Company and the Buyers have agreed to the following changes to the form of Warrant and to the Warrants outstanding as of the date hereof:

     1. Clause (B) of Section 1(d)(i) of the form of Warrant is amended and restated to read "(B) the quotient of (x) the aggregate number of shares of Preferred Stock issued on the date hereof to the initial holder of this Warrant pursuant to the Securities Purchase Agreement and which remain outstanding on the date which is 150 days after the date hereof divided by (y) the aggregate number of shares of Preferred Stock issued on the date hereof to such holder pursuant to the Securities Purchase Agreement (such resulting number of shares is referred to herein as the "INITIAL VESTED SHARES")".

     2. Clause (B) of Section 1(d)(ii) of the form of Warrant is amended and restated to read "(B) the quotient of (x) the aggregate number of shares of Preferred Stock issued on the date hereof to the initial holder of this Warrant pursuant to the Securities Purchase Agreement and which remain outstanding on the date which is 270 days after the date hereof divided by (y) the aggregate number of shares of Preferred Stock issued on the date hereof to such holder pursuant to the Securities Purchase Agreement (such resulting number of shares is referred to herein as the "SUBSEQUENT VESTED SHARES")".

     Except as modified above, the Purchase Agreement and the form of Warrant attached thereto remain in full force and effect in accordance with their terms. Pursuant to Section 2(b)(ii) of the Statement of Designations, Preferences and Rights of Series C Convertible Participating Preferred Stock of DATA RACE, Inc. (the "Statement of Designations"), any Additional Preferred Shares issued on April 15, 1998 will have an initial Fixed Conversion Price equal to 120% of the Market Price (as defined in the Statement of Designations) of the Common Stock on April 15, 1998.

     The Company agrees that, on or before February 5, 1998, the Company shall publicly disclose the terms of this letter agreement by filing a Form 8-K or its Form 10-Q for the three months ended December 31, 1997 on or before February 5, 1998, which Form 8-K or Form 10-Q shall include a description of the material terms of this letter agreement and shall include as an exhibit a copy of this letter agreement.

     This letter agreement is effective January 30, 1998 and shall be binding upon the parties and their successors and assigns and may be amended or terminated only by a writing signed by all the parties hereto.


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     Please indicate your agreement to the above by signing in the space provided below and faxing a signed copy to each of the Buyers listed below.

BUYERS:

NELSON PARTNERS

By: /s/ NITIN AGGARWAL
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        Name:   Nitin Aggarwal
        Title:  Director

OLYMPUS SECURITIES, LTD.

By: /s/ NITIN AGGARWAL
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        Name:   Nitin Aggarwal
        Its:    Director

CC INVESTMENTS, LDC

By: /s/ JOHN D. ZIGELMAN
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        Name:   John D. Zigelman
        Its:    Director

CAPITAL VENTURES INTERNATIONAL
        By:   Heights Capital Management
        Its:  Authorized Agent

        By: /s/ JOHANN H. KOEHNE
            ----------------------------
              Name:  Johann H. Koehne
              Its:   Investment Manager



                                        Accepted and agreed to this
                                        30th day of January, 1998:

                                        DATA RACE, INC.


                                        By: /s/ GREGORY T. SKALLA
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                                                Gregory T. Skalla
                                                Vice President and Chief
                                                Financial Officer